Exhibit 10.1

FIRST AMENDMENT
TO LOAN, SECURITY AND GUARANTEE AGREEMENT

This FIRST AMENDMENT TO LOAN, SECURITY AND GUARANTEE AGREEMENT (this “Amendment”), dated as of May 18, 2020 (the “Amendment Date”), is entered into by and among AUTOWEB, INC., a Delaware corporation, (the “Borrower”), THE OTHER OBLIGORS PARTY HERETO, THE LENDERS PARTY HERETO, and CIT NORTHBRIDGE CREDIT LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”).

WHEREAS, the Borrower, the other Obligors party thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and the Agent are parties to that certain Loan, Security and Guarantee Agreement dated as of March 26, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, as a result of the economic impact of the coronavirus disease (also referred to as COVID-19), the Borrower incurred an SBA PPP Loan, which incurrence was consented to in advance by the Lenders and, in connection therewith, the Borrower has requested that the Agent and Lenders agree, and the Agent and Lenders have agreed, to amend certain provisions of the Loan Agreement as set forth herein; and

WHEREAS, each Obligor expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective, and agrees to reaffirm its obligations under the Loan Agreement and the other Loan Documents to which it is a party.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement (as amended hereby).

Section 2. Amendments. Subject to the satisfaction of the conditions set forth herein, effective as of April 16, 2020 (notwithstanding the actual date of execution and delivery hereof), the terms of the Loan Agreement are hereby amended as follows:

2.1 Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in their proper alphabetical order:

CARES Act: the Coronavirus Aid, Relief, and Economic Security Act, as in effect from time to time and any applicable rules, regulations, and guidelines issued or enacted by a Governmental Authority in connection therewith.

SBA PPP Loan: a loan incurred by the Borrower under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).

Small Business Act: means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business), as in effect from time to time.

2.2 The definition of “EBITDA” in Section 1.1 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

It is hereby understood and agreed that the incurrence of the SBA PPP Loan and any forgiveness of the SBA PPP Loan shall be disregarded for calculations of net income and/or EBITDA under the Loan Documents.

2.3 The definition of “Qualified Cash” in Section 1.1 of the Loan Agreement is hereby amended and restated to read as follows:

Qualified Cash: unrestricted domestic cash of the Borrowers in which Agent has a first priority perfected Lien; provided, that, Qualified Cash shall not include proceeds from any SBA PPP Loan.

2.4 The last paragraph in Section 3.6.2 of the Loan Agreement is hereby amended and restated to read as follows:

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), Agent will promptly so notify Borrower Agent and each Lender.  Thereafter, (x) the obligation of Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans or Interest Periods), and (y) the LIBO Base Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Loans bearing interest at the Base Rate plus the Applicable Margin (subject to the foregoing clause (y)) in the amount specified therein. Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 1.75% for purposes of this Agreement.

2.5 Section 10.1.2 of the Loan Agreement is hereby amended by adding the following new clause (j) thereto in proper alphabetical order:

(j) (i) promptly upon any Obligor’s receipt thereof, copies of any filings (and any responses thereto) made under the CARES Act for a SBA PPP Loan, and (ii) if such Obligor is approved for and incurs such SBA PPP Loan, and so long as any obligations remain outstanding pursuant to such SBA PPP Loan, monthly accounting of the usage of the SBA PPP Loan.

2.6 Section 10.1 of the Loan Agreement is hereby amended by adding the following new Section 10.1.14 thereto in proper numerical order:

10.1.14                       SBA PPP Loan.

(a)           Comply in all material respects with the requirements of the CARES Act with respect to the SBA PPP Loan, (ii) take reasonable requisite actions for the full forgiveness the entire SBA PPP Loan, (iii) use SBA PPP Loan proceeds only for permitted purposes under the CARES Act, (iv) apply for forgiveness of the maximum permitted portion of the SBA PPP Loan in accordance with the terms of the SBA PPP Loan and provide Agent a copy of such application, and (v) maintain all records required to be submitted in connection with the forgiveness of the SBA PPP Loan and, if requested, deliver to Agent a copy of any application for forgiveness and all supporting documentation required by the U.S. Small Business Administration or the SBA PPP Loan lender in connection with the forgiveness of the SBA PPP Loan.

(b)           Promptly deposit all proceeds of the SBA PPP Loan into a Deposit Account subject to a Deposit Account Control Agreement.

2.7 Section 10.2.1 of the Loan Agreement is hereby amended by adding the following new clause (m) thereto in proper alphabetical order:

(m)           additional Debt in the form of an unsecured SBA PPP Loan in an aggregate amount not to exceed $1,383,990; provided, the applicable Obligor shall provide Agent with copies of the application for such SBA PPP Loan and any related documentation which may not be modified without Agent’s prior written consent. Except as expressly permitted hereunder with respect to the SBA PPP Loan, Obligors shall obtain Agent’s written consent prior to incurring any otherwise prohibited Debt pursuant to any loan programs under the CARES Act.

2.8 Section 10.2.4 of the Loan Agreement is hereby amended by adding the following clause at the end of such Section:

; provided, however, that, any Distributions under this Section 10.2.4 may not be paid as long as the SBA PPP Loan is outstanding without the prior written consent of Agent.

2.9 Clause (b) of Section 10.2.8 of the Loan Agreement is hereby amended and restated to read as follows:

(b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date or, with respect to the SBA PPP Loan, on the date that such Debt was incurred (or, in each case, as amended thereafter with the consent of Agent); provided that (i) Borrowers may make unscheduled term debt repayments (other than repayments of any portion of the SBA PPP Loan not forgiven pursuant to Section 1106 of the CARES Act) so long as the Payment Conditions have been satisfied and (ii) for the avoidance of doubt, Borrowers may make regularly scheduled payments of principal and interest on any portion of the SBA PPP Loan not forgiven pursuant to Section 1106 of the CARES Act.

2.10 Section 10.2.14 of the Loan Agreement is hereby amended by adding the following new clause (d) thereto in proper alphabetical order:

(d) entered into in connection with SBA PPP Loan in accordance with Section 10.2.1(m), so long as such agreement would not prohibit the existence of the Obligations or the Liens securing, or purportedly securing, the Obligations.

2.11 Section 11.1(c) of the Loan Agreement is hereby amended and restated to read as follows:

(c) An Obligor breaches or fails to perform any covenant contained in Section 7.2, 7.3, 7.6, 8.1, 8.2, 8.5, 8.6.1, 8.6.2, 10.1.1, 10.1.2, 10.1.3, 10.1.13, 10.1.14, or 10.2;

Section 3. Conditions to Effectiveness. This Amendment shall be effective as of the Amendment Date (with the amendments set forth in Section 2 being effective as of April 16, 2020) upon the satisfaction of each of the following conditions, and in case of any documentation to be delivered to the Agent, such documentation shall be in form and substance reasonably satisfactory to the Agent:

(a) This Amendment shall have been duly executed and delivered by the Borrower, the other Obligors, the Agent and the Required Lenders.

(b) The representations and warranties of each Obligor set forth in Section 4 of this Amendment shall be true and correct in all material respects on and as of the Amendment Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(c) No Default or Event of Default shall exist or would result from the execution of this Amendment or the transactions contemplated hereby.

(d) The Agent shall have received satisfactory evidence that all fees, expenses and disbursements required to be paid in connection with this Amendment (including fees, disbursements and other charges of counsel to the Agent) have been paid in full.

Section 4. Representations and Warranties. Each Obligor hereby represents and warrants, on and as of the Amendment Date, that:

(a) The representations and warranties of each Obligor set forth in Section 9 of the Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the Amendment Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b) No Default or Event of Default exists or will result from the execution of this Amendment.

(c) Each Obligor has all requisite power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment (i) are within such Obligor’s corporate or other powers, (ii) have been duly authorized by all necessary corporate or other organizational action, and (iii) do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract except where the violation or default would not reasonably be expected to result in a Material Adverse Effect; or (d) result in or require imposition of a Lien (other than Permitted Liens) on any Obligor’s Property.

(d) The Amendment has been duly executed and delivered by each Obligor that is a party thereto and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

Section 5. Effect on Loan Documents.

(a) On and after the Amendment Date, each reference in any Loan Document, and in any other document or instrument incidental thereto, to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference in the Loan Agreement to “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall mean, from and after the Amendment Date, the Loan Agreement as amended by this Amendment.

(b) Except as expressly amended hereby, the provisions of the Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Agent or the Lenders under the Loan Documents.

(d) Each party hereto acknowledges and agrees that, on and after the Amendment Date, this Amendment shall constitute a Loan Document for all purposes under the Amended Loan Documents.

Section 6. Non-Reliance on Agent. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment. Each Lender also acknowledges that it will, without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking action under or based upon this Amendment, the Loan Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Section 7. Reaffirmation; Other Agreements. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, each Obligor (a) acknowledges and agrees, as of the Amendment Date, that all of its obligations under the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis and (b) reaffirms each Lien granted by each Obligor pursuant to the Collateral Documents, all of which obligations and Liens remain in full force and effect after giving effect to this Amendment. Further, each Obligor acknowledges and agrees that the amendments set forth herein do not constitute any course of dealing between the Agent, the Lenders, and the Obligors. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Loan Agreement or the other Loan Documents.

Section 8. No Actions, Claims, Etc.. As of the date hereof, each of the Obligors hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, advisors, consultants, counsel or directors arising from any action by such Persons, or failure of such Persons to act on or prior to the date hereof.

Section 9. Release of Claims. In consideration of the Lenders’ and the Agent’s agreements contained in this Amendment, each Obligor hereby irrevocably releases and forever discharges the Lenders and the Agent and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, representatives, agents, advisors, consultants and counsel (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings, demands or damages, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, common law or otherwise of any kind or character, known or unknown, which such Obligor ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person on or prior to the date hereof.

Section 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11. Miscellaneous.

(a) This Amendment is binding and enforceable as of the date hereof against each party hereto and its successors and permitted assigns.

(b) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Agent to accept electronic signature counterparts in any form or format and (y) Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Amendment and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

(c) If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Borrower shall pay all out of pocket costs and expenses of Agent incurred in connection with this Amendment including, without limitation, reasonable attorneys’ fees and expenses.

Section 12. No Agent or Lender Guidance; Indemnity.

(a) The Obligors hereby acknowledge and agree that neither Agent nor any Lender has provided any Obligor with any guidance or advice regarding the CARES Act, the SBA PPP Loan (including without limitation the authority of the Obligors to qualify for SBA PPP Loan, and the conditions for forgiveness of SBA PPP Loan) or any related matters; and

(b) The Obligors shall, jointly and severally, indemnify Agent and each Lender against, and hold Agent and each Lender harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including costs or out-of-pocket expenses (including reasonable attorney costs), incurred by or asserted against Agent or any Lender arising out of, in connection with, or as a result of the incurrence of the SBA PPP Loan and all related matters, subject in each case to the limitations on indemnification expressly set forth in Section 12.6 of the Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

AUTOWEB, INC.

By: /s/ Glenn E. Fuller
Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal Officer and Secretary

GUARANTORS:

AUTOBYTEL, INC.

By: /s/ Glenn E. Fuller
Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal Officer and Secretary

AW GUA USA, INC.

By: /s/ Glenn E. Fuller
Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal Officer and Secretary

CAR.COM, INC.

By: /s/ Glenn E. Fuller
Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal Officer and Secretary

AGENT AND LENDERS:

CIT NORTHBRIDGE CREDIT LLC,
as Agent

By: /s/ Jacqueline Iervese
Name: Jacqueline Iervese
Title: Authorized Signatory

CIT NORTHBRIDGE FUNDING I LLC,
as a Lender

By: /s/ Jacqueline Iervese
Name: Jacqueline Iervese
Title: Authorized Signatory